Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report


Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission


Date of Report (Date of earliest event reported): July 13, 2005.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)



Delaware                 33-19961                       01-0623010
(State or other     (Commission File No.)   (I.R.S. Employer Identification No.)
jurisdiction of
incorporation)


5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (225) 923-1034

Form 8-K

Diamond I, Inc.

Item 1.01.  Entry Into a Material Definitive Agreement.

Effective July 13, 2005, we entered into an agreement and waiver (the "Waiver Agreement") with Jason P. Davis, Mike Prasad, Ryan Hayden, Larry Shultz and Clayton D. Carter, the former owners of Diamond I Technologies, Inc., a company we acquired in January 2005. This Waiver Agreement relates to certain provisions contained in the agreement and plan of reorganization (the "Reorganization Agreement") pursuant to which we acquired Diamond I Technologies, Inc. ("DiTech"). The Waiver Agreement nullifies certain provisions of the Reorganization Agreement, as executed. These nullified provisions are:

- prior to February 18, 2005, we were to provide to DiTech the sum of $100,000, which requirement we met;

- prior to July 18, 2005, we were to provide to DiTech the additional sum of $400,000;

- prior to October 18, 2005, we were to provide to DiTech the additional sum of $500,000; and

- prior to January 18, 2005, we were to provide to DiTech the additional sum of $2,000,000.

Had we failed to provide any portion of these funds on or before the required dates, we would have been required to deliver to the Former Owners 100% of the then-outstanding shares of common stock of DiTech.

As a result of the Waiver Agreement, we will not be required to return ownership of DiTech to the Former Owners under any circumstance.

Pursuant to the Waiver Agreement, we issued a total of 1,000,000 shares of our common stock to the Former Owners, which shares were valued at $.038 per share, an aggregate value of $38,000.

Item 7.01.  Regulation FD Disclosure.

Press Release

On July 18, 2005, we issued the press release reproduced below:

Diamond I Restructures Diamond I Tech Acquisition

Vegas, NV - July 18, 2005 - Diamond I, Inc. (OTCBB: DMOI), a developer of wireless gaming products, today announced that it has restructured its January 2005 acquisition of Diamond I Technologies. The restructuring transaction resulted in the finalization of the acquisition price of Diamond I Technologies. Diamond I intends to file a Current Report on Form 8-K with respect to this restructuring transaction in the near future.

David Loflin, CEO of Diamond I, stated, "the former owners of DiTech are part of our team and they wanted things to stay that way. They believe, as do I, that our combined efforts will produce the outcome we seek."

About Diamond I, Inc.

Diamond I, Inc. is a development-stage company that develops wireless gaming products, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as "WifiCasino GS Concierge and Gaming System"(TM). The company also provides Wi-Fi Internet access in Louisiana, Arizona, Maryland, Pennsylvania, Nebraska and Washington, D.C. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

Diamond I seeks to secure a Las Vegas hotel/casino to serve as the demonstration site for its WifiCasino GS, in conjunction with its application for a gaming license in Nevada. Currently, Diamond I is in negotiations with one or more nationally-known Las Vegas casinos to serve as the demonstration facility for its system. Also, Diamond I is working to secure one or more cruise ships on which to implement a WifiCasino GS system; Diamond I has had preliminary discussions with the owners of one or more cruise ships. Diamond I has also had preliminary discussions with the owners of one or more horse racing facilities in the United States and dog and horse racing facilities outside the United States, with respect to its establishing a WifiCasino GS system on such a facility.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Diamond I's products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Diamond I believes the statements are reasonable, it can give no assurance that such expectations will prove correct. Diamond I cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: Diamond I, Inc., Baton Rouge, David Loflin, 225-923-1034; dloflin@diamonditech.com.

* * * END OF PRESS RELEASE * * *

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit No.     Description

10.1            Agreement and Waiver, dated as of July 13, 2005.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: July 18, 2005.     DIAMOND I, INC.

By:  /s/ DAVID LOFLIN
David Loflin, President